UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2020
Date of Report (Date of earliest event reported)

ENERGY TRANSFER OPERATING, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices) (zip code)

(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETPprE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Form 8-K/A is being filed to include additional information with respect to the Current Report on Form 8-K filed October 14, 2020.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported on October 14, 2020, Kelcy L. Warren, Chairman and Chief Executive Officer of Energy Transfer Partners, L.L.C. (the “Company”), the general partner of Energy Transfer Partners GP, L.P., the general partner of Energy Transfer Operating, L.P. (the “Partnership”), assumed the role of Executive Chairman, and Thomas E. Long and Marshall S. (Mackie) McCrea, III, have been elected as the Company’s Co-Chief Executive Officers to replace Mr. Warren, effective January 1, 2021. Mr. Long previously served as the Company’s Chief Financial Officer and Mr. McCrea previously served as the Company’s Chief Commercial Officer.
In connection with their new roles, Messrs. McCrea and Long will each receive an annual base salary of $1,300,000 and will be eligible to participate in the Energy Transfer LP Annual Bonus Plan, as amended (the “Bonus Plan”), at a bonus pool target of 160% of their annual base earnings. Actual bonus payments under the Bonus Plan will be at the discretion of the Energy Transfer LP (“ET”) compensation committee and generally will be based upon ET’s performance as compared to stated objectives and certain other factors as may be determined from time to time. Messrs. McCrea and Long will also be eligible for long-term incentive awards under ET’s Long-Term Incentive Plan, as amended (the “LTIP”), at an annual equity pool target of 900% of their annual base earnings. Actual incentive equity awards under the LTIP are at the discretion of the ET compensation committee and are generally based on ET and individual performance.
Mr. McCrea will receive a special one-time award under the LTIP of 241,815 of ET’s restricted common units, which award will vest 60% on December 5, 2023 and 40% on December 5, 2025. Mr. McCrea also will receive a one-time, time-vested cash award of $1,625,000 that will vest on February 1, 2021.
Mr. Long will receive a special one-time award under the LTIP of 483,630 of ET’s restricted common units, which award will vest 60% on December 5, 2023 and 40% on December 5, 2025.
In addition, for 2020, Mr. McCrea received 50% of his targeted annual equity award value (900% of annual base earnings for 2020) in the form of an equity award under the LTIP of 746,350 of ET’s restricted common units, which award will vest 60% on December 5, 2023 and 40% on December 5, 2025. The remaining 50% of Mr. McCrea’s annual grant is in the form of a time-vested cash award, which award will vest and pay out in approximately equal amounts on December 30, 2020, July 1, 2021 and December 5, 2022.
For 2020, Mr. Long received 80% of his total annual equity award value (500% of annual base earnings for 2020) from ET and 20% from Sunoco LP, the general partner of which is owned by the Partnership. Of that 80%, Mr. Long received 50% of his targeted annual equity award value in the form of an equity award under the LTIP of 178,550 of ET’s restricted common units, which award will vest 60% on December 5, 2023 and 40% on December 5, 2025, with the remaining 50% in the form of an award under ET’s Long-Term Cash Restricted Unit Plan of 178,550 cash restricted units, which award will vest 33% on December 5, 2021, 33% on December 5, 2022, and 34% on December 5, 2023.
Messrs. McCrea and Long will also be eligible to participate in all benefit and retirement plans on the same terms and conditions as other Partnership executives.
Except as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, there is no information required to be disclosed by Items 401(b), (d), (e) or Item 404(a) of Regulation S-K.
This report may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER OPERATING, L.P.

		By:	Energy Transfer Partners GP, L.P.,
its general partner

		By:	Energy Transfer Partners, L.L.C.,
its general partner

Date:	January 6, 2021	By:	/s/ Thomas E. Long
Thomas E. Long
Co-Chief Executive Officer & Chief Financial Officer